Exhibit 99.1

* SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999

VOTE BY FAX

Mark, sign and date your consent and fax it to 646-536-3179.

VOTE BY MAIL

Mark, sign and date your consent and return it in the envelope we have provided.

VOTE IN PERSON

If you would like to vote in person, please attend the Annual Meeting to be held on October 10, 2017 at 4:00 p.m., Israel time.

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Annual Meeting of Stockholders - OphthaliX, Inc.

▼    DETACH CARD HERE TO VOTE BY MAIL    ▼

(1)	To approve an amendment to the Certificate of Incorporation of OphthaliX (as amended by that certain Certificate of Amendment, dated July 18, 2013, the “OphthaliX Certificate of Incorporation”) to increase the number of authorized shares of OphthaliX shares of common stock from 100,000,000 to 500,000,000;

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

(2)	To approve an amendment to the OphthaliX Certificate of Incorporation to change OphthaliX’s name to “Wize Pharma, Inc.” immediately prior to the Merger;

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

(3)	Re-Election of Directors:

☐ FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION:	TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES’ NAMES BELOW:

01 Pnina Fishman	02 Ilan Cohn	03 Guy Regev	04 Roger Kornberg	05 Michael Belkin

(4)	To approve by a non-binding advisory vote on named executive officer compensation of OphthaliX as disclosed in the attached proxy statement/prospectus;

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

(5)	To hold a non-binding advisory vote on the frequency of future advisory votes on named executive officer compensation of OphthaliX (once every year, every two years or every three years);

☐ ONE YEAR	☐ TWO YEARS	☐ THREE YEARS	☐ ABSTAIN

(6)	To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as OphthaliX’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

(7)	To consider and vote upon a proposal to adjourn the annual meeting to a later date or dates, if necessary, to permit the solicitation of additional proxies if, based upon the tabulated vote at the time of the annual meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote.

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN

Date	Signature	Signature, if held jointly

To change the address on your account, please check the box at right and indicate your new address.
* SPECIMEN *		AC:ACCT9999	90.00

OPHTHALIX, INC.

Proxy for the Annual Meeting of Stockholders

TO BE HELD ON OCTOBER 10, 2017

OPHTHALIX, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received notice of the meeting and management’s Proxy Statement therefore, and revoking all prior proxies, hereby appoints Pnina Fishman and Ronen Kantor, or either of them, with full power of substitution, as proxy to represent and vote and act upon the following matters in respect of all shares of common stock of OphthaliX, Inc. (the “Company”), which the undersigned will be entitled to vote if personally present at the Annual Meeting of the Stockholders of the Company to be held on October 10, 2017, at 4:00 p.m., Local Time, at 10 Bareket Street, Petach Tikva, Israel, 4951778, and at any adjournment or postponement thereof. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE PROXY SHALL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 3, “FOR” PROPOSALS 1, 2, 4, 6 AND 7, AND “FOR” THE ONE YEAR ALTERNATIVE WITH RESPECT TO PROPOSAL 5.

OPHTHALIX’S BOARD OF DIRECTORS RECOMMENDS THAT OPHTHALIX STOCKHOLDERS VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 3, “FOR” Proposals 1, 2, 4, 6 AND 7, AND “FOR” THE ONE YEAR ALTERNATIVE WITH RESPECT TO PROPOSAL 5.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any postponements or adjournments of the meeting.

Please check here if you plan to attend the Annual Meeting of Stockholders on October 10, 2017 at 4:00 p.m.

(Continued and to be signed on Reverse Side)